Exhibit 99.2

Custom Truck One Source, Inc.

Unaudited Pro Forma Condensed Combined Financial Information
December 31, 2020

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
On December 3, 2020, the Company and NESCO Holdings II, Inc., a subsidiary of the Company (“Buyer” or “Issuer”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with certain affiliates of The Blackstone Group (“Blackstone”) and other direct and indirect equity holders (collectively, “Sellers”) of Custom Truck One Source, L.P. (“Custom Truck”), Blackstone Capital Partners VI-NQ L.P. and PE One Source Holdings, LLC, an affiliate of Platinum Equity (“Platinum”), pursuant to which Buyer agreed to acquire 100% of the partnership interests of Custom Truck. In connection with the Acquisition, the Company and certain Sellers entered into Rollover and Contribution Agreements (the “Rollover Agreements”), pursuant to which such Sellers agreed to contribute a portion of their equity interests in Custom Truck (the “Rollovers”) with an aggregate value of $100.5 million in exchange for shares of the Company’s common stock, par value $0.0001 per share, valued at $5.00 per share.
Also on December 3, 2020, the Company entered into a Common Stock Purchase Agreement (the “Investment Agreement”) with Platinum, relating to, among other things, the issuance and sale (the “Subscription”) to Platinum of Common Stock, for an aggregate purchase price in the range of $700 million to $763 million, with the specific amount to be calculated in accordance with the Investment Agreement based upon the total equity funding required to fund the consideration to be paid pursuant to the terms of the Purchase Agreement. The shares of Common Stock issued and sold to Platinum had a purchase price of $5.00 per share. In accordance with the Investment Agreement, on December 21, 2020, the Company entered into Subscription Agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”) to finance, in part, the Acquisition. Pursuant to the Subscription Agreements, concurrently with the closing of the transactions contemplated by the Investment Agreement, the PIPE Investors agreed to purchase an aggregate of 28,000,000 shares of Common Stock at $5.00 per share for an aggregate purchase price of $140 million (the “Supplemental Equity Financing”).
On April 1, 2021, in connection with (i) the Rollovers, the Company issued, in the aggregate, 20,100,000 shares of Common Stock to the parties to the Rollover Agreements, (ii) the Subscription, the Company issued 148,600,000 shares of Common Stock to Platinum and (iii) the Supplemental Equity Financing, the Company issued, in the aggregate, 28,000,000 shares of Common Stock to the PIPE Investors. Following the completion of these transactions, as of April 1, 2021 the Company had 245,919,383 shares of Common Stock issued and outstanding. The trading price of the Common Stock was $9.35 per share on the closing date.
On April 1, 2021 (the “Closing Date”), Nesco Holdings II, Inc. issued $920 million in aggregate principal amount of 5.50% senior secured second lien notes due 2029 (the “Notes”). The Notes were issued pursuant to an indenture, dated as of April 1, 2021, between the Issuer, Wilmington Trust, National Association, as trustee and the guarantors party thereto (the “Indenture”). The Issuer will pay interest on the Notes semi-annually in arrears on April 15 and October 15 of each year, commencing on October 15, 2021. Unless earlier redeemed, the Notes will mature on April 15, 2029. The Notes were offered in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to certain non-U.S. persons outside of the United States in reliance on Regulation S under the Securities Act. The proceeds from the issuance and sale of the Notes were used to consummate the Acquisition and to repay the Existing Secured Notes (as defined below), repay certain indebtedness of Custom Truck and pay certain fees and expenses related to the Acquisition and financing transactions.
On the Closing Date, Buyer, its direct parent, and certain of its direct and indirect subsidiaries entered into a senior secured asset based revolving credit agreement (the “New ABL Facility”) with Bank of America, N.A., as administrative agent and collateral agent, and certain other lenders party thereto, consisting of a $750.0 million first lien senior secured asset based revolving credit facility with a maturity of five years, which includes borrowing capacity for revolving loans (with a swingline sub-facility) and the issuance of letters of credit. Proceeds from the New ABL Facility were used to finance the repayment of certain indebtedness of Custom Truck, as well as to pay fees and expenses related to the Acquisition and the financing.
Immediately following the Acquisition of Custom Truck, "Nesco Holdings, Inc." changed its name to “Custom Truck One Source, Inc.” The unaudited pro forma condensed combined financial information presented herein, is based on the historical financial statements of the Company and Custom Truck before the Acquisition. The historical financial information of the Company as used in this pro forma presentation is referred to as "Nesco" or "historical Nesco" and the unaudited pro forma condensed combined financial information presented herein gives effect to the following transactions:
•the Subscription;
•the Supplemental Equity Financing;
•the extinguishment of Nesco’s asset-based revolving credit facility (the "2019 Credit Facility") and its 10% Senior Secured Second Lien Notes due 2024 (the "Existing Secured Notes") and the contemporaneous issuance of the Notes and the New

ABL Facility (the "Debt Financing," and together with the Subscription and the Supplemental Equity Financing, the “Financing”); and
•the estimated effects of the Acquisition, inclusive of the estimated effects of debt repaid and the Rollover (collectively, the "Transaction Accounting Adjustments").
The following unaudited pro forma condensed combined financial information is based on the historical financial statements of Nesco and Custom Truck described below. In preparing the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020, certain reclassifications were made to conform the historical reported financial information of Custom Truck to the reporting presentation of Nesco.
The unaudited pro forma condensed combined balance sheet as of December 31, 2020 and unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 is based on, derived from, and should be read in conjunction with, Nesco’s historical audited consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2020. The aforementioned unaudited pro forma financial information is also based on, derived from, and should be read in conjunction with Custom Truck’s historical audited consolidated financial statements for the year ended December 31, 2020 (see Exhibit 99.1 to this Amendment No. 1 to Current Report on Form 8-K/A).
The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 assumes that the transactions described above occurred on January 1, 2020. The unaudited pro forma condensed combined balance sheet as of December 31, 2020 assumes that the Transaction occurred on December 31, 2020. The historical financial statements of Nesco and Custom Truck have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that are transaction accounting adjustments which are necessary to account for the Acquisition and related to the financing of the Acquisition, in accordance with U.S. GAAP.
The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and does not purport to represent or be indicative of the combined financial position or results of operations that would have been realized had the transactions occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations of the combined company. In addition, the unaudited pro forma condensed combined financial information does not reflect the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies, or any other synergies that may result from the Transaction.

Custom Truck One Source, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2020

(in $000s)	Historical Nesco	Historical Custom Truck reclassified (Note 3)	Transaction Accounting Adjustments - Financing (Note 4)		Transaction Accounting Adjustments - Acquisition (Note 5)		Pro Forma Combined
Assets
Current Assets
Cash and cash equivalents	$3,412	$59,130	$1,372,917	4.a(i)	$(1,413,304)	5.a(i)	$22,155
Accounts receivable, net	60,933	108,744	—		—		169,677
Financing receivables, net	—	19,123	—		—		19,123
Inventory	31,367	444,402	—		35,950	5.a(ii)	511,719
Prepaid expenses and other	7,530	3,850	—		—		11,380
Total current assets	103,242	635,249	1,372,917		(1,377,354)		734,054
Property and equipment, net	6,269	87,178	—		—		93,447
Rental equipment, net	335,812	374,835	—		211,690	5.a(iii)	922,337
Goodwill and other intangibles, net	305,631	340,615	—		353,332	5.a(iv)	999,578
Deferred income taxes	16,952	—	—		—		16,952
Notes receivable	498	—	—		—		498
Other assets	—	17,564	11,250	4.a(ii)	(900)	5.a(v)	27,914
Total Assets	$768,404	$1,455,441	$1,384,167		$(813,232)		$2,794,780
Liabilities and Stockholders' Deficit
Current Liabilities
Accounts payable	$31,829	$38,997	$—		$—		$70,826
Accrued expenses	31,991	29,902	(17,762)	4.a(iii)	(8,837)	5.a(vi)	35,294
Deferred income and deposits	975	19,765	—		—		20,740
Floor plan payables - trade	—	121,747	—		—		121,747
Floor plan payables - non-trade	—	238,956	—		—		238,956
Current maturities of long-term debt	1,280	16,334	—		—		17,614
Current portion of capital lease obligations	5,276	260	—		—		5,536
Other liabilities	—	1,377	—		—		1,377
Total current liabilities	71,351	467,338	(17,762)		(8,837)		512,090
Long-term debt, net	715,858	619,342	584,141	4.a(iv)	(595,769)	5.a(vii)	1,323,572
Capital leases	5,250	3,618	—		—		8,868
Deferred income taxes	—	—	—		—		—
Other liabilities	7,012	2,582	—		—		9,594
Total long-term liabilities	728,120	625,542	584,141		(595,769)		1,342,034
Stockholders' Equity
Common stock	5	—	18	4.a(v)	2	5.a(viii)	25
Class A interest	—	569,964	—		(569,964)	5.a(viii)	—
Additional paid-in capital	434,917	12,154	882,982	4.a(v)	175,779	5.a(viii)	1,505,832
Accumulated deficit	(465,989)	(219,557)	(65,212)	4.a(v)	185,557	5.a(viii)	(565,201)
Total stockholders' equity	(31,067)	362,561	817,788		(208,626)		940,656
Total Liabilities and Stockholders' Equity	$768,404	$1,455,441	$1,384,167		$(813,232)		$2,794,780

See accompanying notes to unaudited pro forma condensed combined financial information.

Custom Truck One Source, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2020

(in $000s, except share and per share data)	Historical Nesco	Historical Custom Truck reclassified (Note 3)	Transaction Accounting Adjustments - Financing (Note 4)		Transaction Accounting Adjustments - Acquisition (Note 5)		Pro Forma Combined
Revenue
Rental revenue	$195,490	$215,008	$—		$—		$410,498
Sales of rental equipment	31,533	161,694	—		—		193,227
Sales of new equipment	25,099	602,608	—		—		627,707
Parts sales and services	50,617	74,432	—		—		125,049
Total revenue	302,739	1,053,742	—		—		1,356,481
Cost of Revenue
Cost of rental revenue	59,030	50,641	—		4,080	5.b(ii)	113,751
Depreciation of rental equipment	78,532	97,653	—		19,652	5.b(i)	195,837
Cost of rental equipment sales	25,615	122,732	—		1,461	5.b(ii)	149,808
Cost of new equipment sales	21,792	533,889	—		16,661	5.b(ii)	572,342
Cost of parts sales and services	39,150	62,651	—		7,707	5.b(ii)	109,508
Major repair disposals	2,177	—	—		—		2,177
Total cost of revenue	226,296	867,566	—		49,561		1,143,423
Gross Profit	76,443	186,176	—		(49,561)		213,058
Operating Expenses
Selling, general and administrative expenses	43,464	113,272	—		—		156,736
Licensing and titling expenses	2,945	3,423	—		—		6,368
Amortization and non-rental depreciation	3,248	13,103	—		9,969	5.b(iii)	26,320
Transaction expenses	6,627	3,119	—		34,000	5.b(iv)	43,746
Asset impairment	—	—	—		—		—
Other operating expenses	2,911	—	5,000	4.b(iii)	—		7,911
Total operating expenses	59,195	132,917	5,000		43,969		241,081
Operating Income	17,248	53,259	(5,000)		(93,530)		(28,023)
Other Expense
Loss (gain) on extinguishment of debt	—	2,261	50,212	4.b(ii)	—		52,473
Interest expense, net	63,200	54,244	20,165	4.b(i)	(35,370)	5.b(v)	102,239
Other (income) expense, net	5,399	(12,199)	—		—		(6,800)
Total other expense	68,599	44,306	70,377		(35,370)		147,912
Loss Before Income Taxes	(51,351)	8,953	(75,377)		(58,160)		(175,935)
Income Tax Expense (Benefit)	(30,074)	—	(18,090)	4.b(iv)	(13,958)	5.b(vi)	(62,122)
Net Income (Loss)	$(21,277)	$8,953	$(57,287)		$(44,202)		$(113,813)

Earnings (Loss) Per Share:
Basic and diluted	$(0.43)						$(0.46)
Weighted-Average Common Shares Outstanding (Note 6):
Basic and diluted	49,064,615						245,764,615

See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Pro Forma Presentation
The accompanying unaudited pro forma condensed combined financial information and related notes were prepared in accordance with Article 11 of Regulation S-X, "Pro Forma Financial Information," as amended by the Securities and Exchange Commission's Final Rule Release No. 33-10786, "Amendments to Financial Disclosures About Acquired and Disposed Businesses," as adopted on May 21, 2020 ("Article 11"). The amended Article 11 was effective on January 1, 2021. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 combine the historical consolidated statements of operations of Nesco and Custom Truck, giving effect to the transactions as if they had been completed on January 1, 2020. The unaudited pro forma condensed combined balance sheet as of December 31, 2020 combines the historical consolidated balance sheets of Nesco and Custom Truck, giving effect to the transactions as if they had been completed on December 31, 2020.
Nesco’s and Custom Truck’s historical financial statements were prepared in accordance with U.S. GAAP, presented in U.S. dollars, and there were no material intercompany transactions and balances between Nesco and Custom Truck as of and for the year ended December 31, 2020. As discussed in Note 3, certain reclassifications were made to align Nesco’s and Custom Truck’s financial statement presentation. The Company has not identified all adjustments necessary to conform Custom Truck’s accounting policies to Nesco’s accounting policies. Upon completion of the transactions, or as more information becomes available, the Company will complete a more detailed review of Custom Truck’s accounting policies. As a result of that review, further differences could be identified between the accounting policies of the two companies.
The accompanying unaudited pro forma condensed combined financial statements and related notes were prepared using the acquisition method of accounting under the provisions of ASC 805, with the Company as the accounting acquirer of Custom Truck. In identifying the Company as the accounting acquirer, management considered the structure of the transaction and other actions contemplated by the Purchase Agreement, including the composition of purchase consideration issued to the selling equity holders of Custom Truck (consisting of cash from the Company and its common stock). The Company also considered the relative outstanding share ownership and the composition of the combined company board of directors following completion of the Acquisition. ASC 805 requires, among other things, that the assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. For purposes of the unaudited pro forma condensed combined balance sheet, the estimated purchase consideration has been allocated to the assets acquired and liabilities assumed of Custom Truck based upon management’s preliminary estimate of their fair values as of December 31, 2020. The Company has not completed the valuation analysis and calculations in sufficient detail necessary to arrive at the required estimates of the fair value of the Custom Truck's assets to be acquired or liabilities assumed, other than a preliminary estimate for inventory, rental equipment and certain intangible assets. Accordingly, apart from these assets, Custom Truck's assets and liabilities are presented at their respective carrying amounts and should be treated as preliminary values. Any differences between the fair value of the consideration transferred and the fair value of the assets acquired and liabilities assumed will be recorded as goodwill. Accordingly, the purchase price allocation and related adjustments reflected in this unaudited pro forma condensed combined financial information are preliminary and subject to revision based on a final determination of fair values.
All amounts presented within these notes to the unaudited pro forma condensed combined financial information are in thousands, except share and per share data.

2. The Acquisition
On December 3, 2020, the parties entered into the Purchase Agreement, pursuant to which the Company's wholly owned subsidiary, Nesco Holdings II, Inc., agreed to acquire 100% of the partnership interests of Custom Truck. The cash consideration presented herein may be adjusted for customary adjustments in respect of the cash, indebtedness, net working capital, and transaction expenses of Custom Truck as of the closing of the Acquisition, as well as an adjustment on the basis of the original equipment cost of the rental fleet inventory owned by Custom Truck as of the Closing Date. These adjustments, if any, will affect the preliminary estimated total acquisition consideration presented herein.

Estimated total acquisition consideration

(in $000s, except share and per share data)	Shares	Nesco share price April 1, 2021	Amount
Cash consideration(i)			$769,198
Repayment of Custom Truck debt(ii)			547,357
Value of Nesco common stock to be issued to Custom Truck equity holders(iii)	20,100,000	$9.35	187,935
Preliminary estimated fair value of total acquisition consideration			$1,504,490
i.The cash consideration paid by Nesco for the outstanding partnership interests of Custom Truck.
ii.The cash paid by Nesco to retire Custom Truck's Term Loan B indebtedness (which balance was $594.0 million at December 31, 2020), borrowings on the Custom Truck Revolver (which balance was $7.3 million at December 31, 2020) and accrued interest thereon (which balance was $218 at December 31, 2020), net of a reduction to the outstanding principal of $54.1 million to reflect the application of Custom Truck's December 31, 2020 cash and cash equivalents balance to further reduce the indebtedness. Pursuant to the terms of the Purchase Agreement, the Sellers have agreed to a closing cash amount, as defined in the agreement, equal to or less than $5.0 million, such that Custom Truck's excess cash reduces indebtedness on or before the Closing Date.
iii.20,100,000 shares of Nesco newly issued common stock issued as pursuant to the Rollover Agreements to certain Sellers. For purposes of the unaudited pro forma condensed combined balance sheet, the estimated value of Nesco common stock for the acquisition consideration is based upon the $9.35 per share closing Nesco common stock price as of April 1, 2021.
Preliminary purchase price allocation
The estimated total acquisition consideration as shown above is allocated to the assets acquired and liabilities assumed based on their preliminary estimated fair values. As mentioned in Note 1, the Company has not completed the valuation analysis and calculations in sufficient detail necessary to arrive at the required estimates of the fair value of the Custom Truck's assets to be acquired or liabilities assumed, other than a preliminary estimate for inventory, rental equipment and certain intangible assets. Such fair values are based on currently available information and certain assumptions that the Company believes are reasonable. The estimates and underlying assumptions will be revised as additional information becomes available and those changes could be significant. Accordingly, certain assets acquired and liabilities assumed are presented at their respective carrying amounts as of December 31, 2020, and should be treated as preliminary values. The final determination of these estimated fair values, the assets’ useful lives and the amortization methods are subject to completion of an ongoing assessment and will be available as soon as practicable but no later than one year after the consummation of the Acquisition.
The following table summarizes the preliminary purchase price allocation, as if the Acquisition had been completed on December 31, 2020:

(in $000s)
Inventory	$480,352
Current assets (excluding inventory)	136,717
Property and equipment	87,178
Rental equipment	586,525
Intangible assets(i)	352,314
Other assets	16,664
Total identifiable assets acquired	1,659,750
Current liabilities	(467,120)
Long-term debt	(23,573)
Other liabilities	(6,200)
Total identifiable liabilities assumed	(496,893)
Goodwill	341,633
Purchase price	$1,504,490
i.Refer to Note 5.a(iv) for information on the intangible assets acquired.

3. Accounting Policies and Reclassifications

During the preparation of this unaudited pro forma condensed combined financial information, the Company performed a preliminary assessment of Custom Truck’s financial information to identify differences in accounting policies as compared to those of Nesco and differences in financial statement presentation as compared to the presentation of Nesco. At the time of preparing this unaudited pro forma condensed combined financial information, the Company has not identified all adjustments necessary to conform Custom Truck’s accounting policies to Nesco’s accounting policies. Following the Acquisition, the combined company will finalize the review of accounting policies, which could be materially different from the amounts set forth in the unaudited pro forma condensed combined financial information presented herein.

Refer to the table below for a summary of adjustments made to present Custom Truck’s balance sheet as of December 31, 2020 to conform with that of Nesco:

(in $000s) Nesco Presentation	Custom Truck Presentation	Historical Custom Truck as of December 31, 2020	Accounting policy and reclassification adjustments	Note	Historical Custom Truck reclassified
Cash and cash equivalents	Cash and cash equivalents	$59,130	$—		$59,130
Accounts receivable, net	Accounts receivable, net	108,744	—		108,744
	Financing receivables, net	19,123	—		19,123
Inventory	Inventories, net	444,402	—		444,402
Prepaid expenses and other	Prepaid expenses and other	3,850	—		3,850
Property and equipment, net	Property and equipment, net	87,178	—		87,178
Rental equipment, net	Rental equipment, net	374,835	—		374,835
Goodwill and other intangibles, net		—	340,615	(i)	340,615
	Intangibles, net	72,803	(72,803)	(i)	—
	Goodwill	267,812	(267,812)	(i)	—
	Other assets	17,564	—		17,564
Accounts payable	Trade accounts payable	38,997	—		38,997
Accrued expenses	Accrued expenses	29,902	—		29,902
Deferred income and deposits	Customer deposits	19,765	—		19,765
	Floor plan payables - trade	121,747	—		121,747
	Floor plan payables - non-trade	238,956	—		238,956
Current maturities of long-term debt	Current maturities of long-term debt	16,594	(260)	(ii)	16,334
Current portion of capital lease obligations		—	260	(ii)	260
Other liabilities	Other liabilities	1,377	—		1,377
Long-term debt, net	Long-term debt, net of current maturities	622,960	(3,618)	(iii)	619,342
Capital leases		—	3,618	(iii)	3,618
Other liabilities	Other long-term liabilities	2,582	—		2,582
i.Represents a combination of Intangibles, net and Goodwill to a single financial statement line item.
ii.Represents a reclassification of the current portion of capital lease obligations from current maturities of long-term debt.
iii.Represents a reclassification of capital leases from Long-term debt, net of current maturities.

Refer to the table below for a summary of adjustments made to present Custom Truck’s statement of operations for the year ended December 31, 2020 to conform with that of Nesco:

(in $000s) Nesco Presentation	Custom Truck Presentation	Historical Custom Truck for the year ended December 31, 2020	Accounting policy and reclassification adjustments	Note	Historical Custom Truck reclassified
Rental revenue	Rental revenue	$215,008	$—		$215,008
Sales of rental equipment	Used sales revenue	161,694	—		161,694
Sales of new equipment	New sales revenue	602,608	—		602,608
Parts sales and services	Parts and service revenue	74,432	—		74,432
Cost of rental revenue	Cost of rental revenue	50,641	—		50,641
Depreciation of rental equipment	Depreciation of rental equipment	97,653	—		97,653
Cost of rental equipment sales	Cost of used sales	122,732	—		122,732
Cost of new equipment sales	Cost of new sales	533,889	—		533,889
Cost of parts sales and services	Cost of parts and service	62,651	—		62,651
Selling, general and administrative expenses	Selling, general and administrative	119,814	(6,542)	(i)	113,272
Licensing and titling expenses		—	3,423	(i)	3,423
Amortization and non-rental depreciation		—	13,103	(ii)	13,103
	Non-rental depreciation	4,722	(4,722)	(ii)	—
	Amortization	8,381	(8,381)	(ii)	—
Transaction expenses		—	3,119	(i)	3,119
Loss (gain) on extinguishment of debt		—	2,261	(iii)	2,261
Interest expense, net	Interest expense	56,505	(2,261)	(iii)	54,244
Other (income) expense, net		—	(12,199)	(iv)	(12,199)
	Financing income	(4,180)	4,180	(iv)	—
	Other income, net	(8,019)	8,019	(iv)	—
i.Represents a reclassification of Selling, general and administrative expenses to Licensing and titling expenses ($3.4 million) and Transaction expenses ($3.1 million).
ii.Represents a combination of Non-rental depreciation and Amortization into a single financial statement line.
iii.Represents a reclassification of Custom Truck loss on debt extinguishment of debt recorded in Interest expense to Loss (gain) on extinguishment of debt.
iv.Represents a reclassification of Financing income and Other income, net to Other (income) expense.

4. Transaction Accounting Adjustments - Financing
The following summarizes the pro forma adjustments related to the Financing. Proceeds from the Financing will be used to (1) repay borrowings outstanding under the 2019 Credit Facility, (2) repay the Existing Secured Notes, (3) purchase the partnership interests of Custom Truck in connection with the Acquisition, and (4) repay certain borrowings of Custom Truck's outstanding debt upon consummation of the Acquisition. The Transaction Accounting Adjustments related to the Acquisition, including repayment of Custom Truck’s existing borrowings, are presented in Note 5, Transaction Accounting Adjustments - Acquisition.
Nesco has assumed the repayment of the 2019 Credit Facility and the Existing Secured Notes will be accounted for as a debt extinguishment. This presentation is preliminary and subject to change as additional information becomes available to finalize the accounting treatment.
a.Financing Related Pro Forma Condensed Combined Balance Sheet Adjustments
i.Adjustment to cash consists of the following:

(in $000s, except share and per share data)	As of December 31, 2020
Proceeds from Nesco Common Stock issued to Platinum	$743,000
Proceeds from Supplemental Equity Financing	140,000
Proceeds from issuance of the New ABL Facility	400,000
Proceeds from issuance of the Notes	920,000
Debt issuance costs on the Debt Financing	(47,350)
Repayment of the 2019 Credit Facility	(250,971)
Redemption of the Existing Secured Notes	(475,000)
Early redemption premium on the Existing Secured Notes	(39,000)
Payment of accrued interest on the 2019 Credit Facility and Senior Secured Notes	(17,762)
Net adjustment to cash and cash equivalents	$1,372,917

ii.Adjustment to Other assets for the debt issuance costs related to the New ABL Facility.
iii.Adjustment to Accrued expenses for the payment of accrued interest on the 2019 Credit Facility and Senior Secured Notes.
iv.Adjustment to long-term debt consists of the following:

(in $000s)	As of December 31, 2020
Proceeds from issuance of the New ABL Facility	$400,000
Proceeds from the issuance of the Notes	920,000
Debt issuance costs on the Debt Financing	(21,100)
Repayment of the 2019 Credit Facility	(250,971)
Repayment of the Existing Secured Notes	(475,000)
Elimination of deferred financing fees related to Nesco's existing long-term debt	11,212
Net adjustment to long-term debt	$584,141

v.Adjustment to Total stockholders' equity consists of the following:

(in $000s)	Common stock	Additional paid-in capital	Accumulated deficit	Total stockholders' equity
Proceeds from Nesco common stock issued to Platinum	$15	$742,985	$—	$743,000
Proceeds from Supplemental Equity Financing	3	139,997	—	140,000
Senior secured bridge facility commitment fees(a)	—	—	(15,000)	(15,000)
Early redemption premium on the Existing Secured Notes(b)	—	—	(39,000)	(39,000)
Elimination of deferred financing fees related to Nesco's existing long-term debt(c)	—	—	(11,212)	(11,212)
Adjustments to Nesco stockholders' equity	$18	$882,982	$(65,212)	$817,788
a.Adjustment of $15.0 million for commitment fees paid to secure the senior secured bridge facility.
b.Payment of the early redemption premium to redeem the Existing Secured Notes.
c.Elimination of unamortized deferred financing fees associated with the 2019 Credit Facility and the Existing Secured Notes.

b.Financing Related Pro Forma Condensed Combined Statements of Operations Adjustments
i.The net adjustment to interest expense is as follows:

(in $000s)	Year Ended December 31, 2020
Interest expense on the New ABL Facility	$7,740
Interest expense on the Notes	50,600
Amortization of deferred financing costs on the Debt Financing	6,470
Senior secured bridge facility commitment fees(a)	15,000
Elimination of interest expense on the 2019 Credit Facility	(8,855)
Elimination of interest expense on the Existing Secured Notes	(47,500)
Elimination of amortization of deferred financing fees related to Nesco's existing long-term debt	(3,290)
Net adjustment to interest expense	$20,165
a.Adjustment to recognize the commitment fees related to the senior secured bridge facility. The income tax effect of this adjustment is estimated to be $3.6 million. These costs will not affect the combined statements of operations beyond twelve months after the Acquisition date.
A 2.0% interest rate was used in calculating the pro forma adjustments under the New ABL Facility, which was derived from an assumed LIBOR rate as of March 31, 2021 of 0.2% plus a margin of 1.8%. A 5.5% interest rate was used in calculating the pro forma adjustments under the Notes. The following table presents a sensitivity analysis with a 12.5 basis point change on variable interest expense for the year ended December 31, 2020.

(in $000s)	Year Ended December 31, 2020
Increase of 0.125%	$1,650
Decrease of 0.125%	$(1,650)

ii.Adjustment to recognize the loss on the extinguishment of debt aggregating $50.2 million, comprised of the early redemption premium of $39.0 million on the Existing Secured Notes and the write-off of $11.2 million of unamortized deferred financing fees related to Nesco's existing long-term debt. The income tax effect of this adjustment is estimated to be $12.1 million. These costs will not affect the combined statements of operations beyond twelve months after the Acquisition date.

iii.Adjustment to record management fees pursuant to the Corporate Advisory Services Agreement that will be entered into with Platinum effective as of the Closing Date.
iv.Adjustment to recognize the income tax impacts of the pro forma adjustments for which a tax expense is recognized using a U.S. federal and state statutory rate of 24.0% for the year ended December 31, 2020. These rates may vary from the effective tax rates of the historical and combined businesses. Refer to Note 5.b(vi) for additional information related to income taxes.

5. Transaction Accounting Adjustments - Acquisition
a.Acquisition Related Pro Forma Condensed Combined Balance Sheet Adjustments

The following summarizes the Transaction Accounting Adjustments to give effect as if the Acquisition had been completed on December 31, 2020 for the purposes of the pro forma condensed combined balance sheet:
i.Adjustment to cash and cash equivalents consists of the following:

(in $000s)	As of December 31, 2020
Repayment of Custom Truck's Term Loan B and revolving credit facility(a)	$(601,487)
Cash paid for Custom Truck partnership interests	(769,198)
Transaction expenses(b)	(42,619)
Net adjustment to cash	$(1,413,304)
a.Comprised of Custom Truck's Term Loan B indebtedness (which balance was $594.0 million at December 31, 2020), borrowings on the Custom Truck Revolver (which balance was $7.3 million at December 31, 2020) and accrued interest thereon (which balance was $0.2 million at December 31, 2020).
b.Fees and expenses consist of $8.6 million of transaction costs accrued as of December 31, 2020 and $34.0 million of estimated transaction costs to be incurred in connection with the Acquisition that are not reflected in the historical consolidated financial statements of Nesco and Custom Truck. These costs will not affect the combined statements of operations beyond twelve months after the Acquisition.
ii.Adjustment to recognize the estimated step-up in fair value of inventory acquired. The fair value estimate was determined based on assumptions that market participants would use in pricing an asset. The calculated value is preliminary and subject to change could vary materially from the final purchase allocation.
iii.Adjustment to Rental equipment, net to recognize the estimated step-up in fair value of rental equipment acquired. The fair value estimate was determined based on assumptions that market participants would use in pricing an asset. The calculated value is preliminary and subject to change could vary materially from the final purchase allocation.
iv.Adjustment to Goodwill and intangible assets, net to recognize (a) the estimated fair value of intangible assets acquired consisting of customer relationships and trade names, and (b) the resulting goodwill that would have been recorded if the Acquisition occurred on December 31, 2020. The estimates and underlying assumptions for intangible assets will be revised as additional information becomes available and those changes could be significant. Accordingly, all fair value amounts should be treated only as a preliminary purchase price allocation.

(in $000s)	As of December 31, 2020
Customer relationships	$190,000
Trade names	160,000
Software and product designs	2,314
Fair value of intangible assets acquired	352,314
Historical carrying value of intangible assets of Custom Truck	(72,803)
Total adjustment to intangible assets, net	279,511
Goodwill resulting from the acquisition	341,633
Historical goodwill of Custom Truck	(267,812)
Total adjustment to goodwill	73,821
Total adjustment to goodwill and intangible assets, net	$353,332
The fair value estimates for identifiable intangible assets are preliminary and are based upon assumptions that market participants would use in pricing an asset. The fair value of the customer relationships intangible asset was valued using a multi-period excess earnings method, a form of the income approach, which incorporates the estimated future cash flows to be generated from Custom Truck’s existing customer base. The Custom Truck trade name was valued using the relief from royalty method, which considers both the market approach and the income approach. The calculated value is preliminary and subject to change, and could vary materially from the final purchase allocation.
v.Adjustment to Other assets to reflect the elimination of Custom Truck’s unamortized debt issuance costs related to its revolving credit facility.
vi.Adjustment to Accrued expenses to reflect the repayment of accrued interest on Custom Truck’s Term Loan B and revolving credit facility and accrued liabilities related to the Acquisition.
vii.Adjustment to Long-term debt, net to reflect the repayment of Custom Truck’s Term Loan B and revolving credit facility.
viii.The adjustment to Total stockholders' equity consists of the following:

(in $000s)	Common stock	Class A interest	Additional paid-in capital	Accumulated deficit	Total stockholders' equity
Shares of Nesco common stock to be issued in exchange for Custom Truck partnership interests	$2	$—	$187,933	$—	$187,935
Elimination of Custom Truck's historical equity	—	(569,964)	(12,154)	219,557	(362,561)
Transaction expenses(a)	—	—	—	(34,000)	(34,000)
Net adjustment to equity	$2	$(569,964)	$175,779	$185,557	$(208,626)
a.This adjustment represents transaction expenses incurred in connection with the Acquisition.

b.Acquisition Related Pro Forma Condensed Combined Statements of Operations Adjustments
The following summarizes the Transaction Accounting Adjustments to give effect as if the Acquisition had been completed on January 1, 2020 for the purposes of the pro forma condensed combined statements of operations:
i.Adjustment to Depreciation of rental equipment associated with the estimated fair value of rental equipment acquired. The estimated weighted average remaining useful life of rental equipment acquired is five years. The table below presents the adjustments to Depreciation of rental equipment:

(in $000s)	Estimated weighted average useful life (in years)	Estimated fair value	Year ended December 31, 2020
Rental equipment	5	$586,525	$117,305
Historical depreciation of rental equipment of Custom Truck			(97,653)
Pro forma adjustment for depreciation of rental equipment			$19,652

ii.Adjustment to cost of revenue accounts for the run-off of the estimated step-up in fair value of inventory acquired. The adjustment has been allocated to Cost of rental revenue, Cost of rental equipment sales, Cost of new equipment sales and Cost of parts sales and services based on estimates. The run-off for the portion of the estimated step-up in fair value relating to work-in-process inventory that, when completed, is estimated to be added to the rental equipment fleet is not reflected as an adjustment to cost of revenue. These estimates are preliminary and are based upon assumptions that incorporate the estimated future revenue to be generated from the sale of the acquired inventory to Custom Truck’s existing customer base. The calculated step-up amount is preliminary and subject to change, and could vary materially from the final purchase allocation. These adjustments will not affect the combined statement of operations beyond twelve months after the acquisition date.
iii.Adjustment to Amortization based on the estimated fair values of intangible assets acquired, amortized over the respective useful lives. The table below presents the adjustments to Amortization:

(in $000s)	Estimated useful life (in years)	Estimated fair value	Year ended December 31, 2020
Customer relationships	10.5	$190,000	$18,000
Trade names	Indefinite	160,000	—
Software and product designs	7	2,314	350
Historical amortization of Custom Truck			(8,381)
Pro forma adjustment for amortization			$9,969
Amortization expense related to customer relationships has been calculated on a preliminary basis using a straight-line method over the midpoint of a nine to twelve year estimated useful life. Trade names are an indefinite life intangible asset and are not amortized. Amortization expense relating to software and product designs has been calculated on a preliminary basis using a straight-line method over a weighted average useful life of seven years.
iv.Adjustment to Transaction expenses for estimated transaction costs and fees incurred in connection with the Acquisition. The income tax effect of this adjustment is estimated to be $8.2 million. These costs will not affect the combined statements of operations beyond twelve months after the acquisition date.
v.Adjustment to Interest expense, net to eliminate historical Custom Truck interest expense associated with its historical long-term debt repaid in connection with the Acquisition.
vi.Adjustment to record the income tax impacts of the pro forma adjustments using a statutory tax rate of 24.0% for the year ended December 31, 2020. This rate does not reflect the combined company’s effective tax rate, which may differ from the rates assumed for purposes of preparing these statements. Because the tax rates used for these unaudited pro forma condensed combined financial statements are an estimate, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the Acquisition. Further, the combined company’s ability to use net operating loss (“NOL”) carryforwards to offset future taxable income for U.S. federal and state income tax purposes is subject to limitations. In general, under Section 382 of the U.S. Internal Revenue Code, a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its pre-change NOLs to offset future taxable income. As of the date hereof, Nesco has not made a determination of the ability to utilize all tax attributes, which determination will be subject to a formal Section 382 analysis upon consummation of the Acquisition.

6. Pro Forma Earnings (Loss) Per Share
Pro forma earnings (loss) per common share for the year ended December 31, 2020, has been calculated based on the estimated weighted average number of common shares outstanding on a pro forma basis, as described below. The pro forma weighted average number of common shares outstanding has been calculated as if the shares issued in the transactions had been issued and outstanding on January 1, 2020.
The following table sets forth the computation of pro forma weighted average common and diluted shares outstanding for the year ended December 31, 2020:

December 31, 2020
Historical Nesco weighted average shares	49,064,615
Shares of Nesco common stock issued to Platinum	148,600,000
Shares of Nesco common stock issued in Supplemental Equity Financing	28,000,000
Shares of common stock issued as Acquisition consideration	20,100,000
Pro forma weighted average shares used in computing net loss per share - basic and diluted	245,764,615

Nesco’s historical consolidated statement of operations for the year ended December 31, 2020 was in a net loss position, thus Nesco’s stock options, stock awards and outstanding warrants were excluded from the computation of diluted earnings (loss) per share because their effect would have been anti-dilutive. There is no adjustment for the dilutive impact of stock options, stock awards and outstanding warrants in the pro forma condensed combined financial statements due to the combined results being in a net loss position.